ACQUISITION AGREEMENT

         This Acquisition Agreement is made effective as of the 3rd day of January, 1998 (the "Contract Date") by and between The Netplex Group, Inc., a New York corporation ("Netplex"), Preferred Systems Solutions, Inc., a Virginia corporation ("Preferred"), The PSS Group, Inc., a Virginia corporation ("PSS"), and Robert J. Hisel, Jr., an individual residing at 11309 Winterpointe Circle, Reston, Virginia 20194 ("Hisel"), pursuant to which Netplex shall acquire all of the outstanding common stock of The PSS Group, Inc., a wholly owned subsidiary of Preferred ("PSS") and in exchange for cash and a certain number of shares of Class A common stock, par value $.001, of Netplex ("Netplex Stock") to be determined by and in accordance with the following terms and conditions.

         WHEREAS, Netplex has agreed to purchase the technical professional staff augmentation operations and business of Preferred, which does not include Preferred's government contracting business (the "PSS Business"); and

         WHEREAS, part of the consideration for the purchase price is the agreement of Preferred and Robert J. Hisel, Jr. that they will not compete with the business Netplex is purchasing; and

         WHEREAS, Preferred recently formed a subsidiary, PSS, and transferred the assets and liabilities of the PSS Business to PSS prior to the date of this Agreement.

         NOW  THEREFORE,   in  consideration  of  the  mutual   representations,
warranties, covenants, terms and conditions set forth herein, the parties agree as follows:

1. Purchase and Sale of PSS Stock. On the terms and subject to the conditions set forth in this Agreement, at the Closing (hereinafter defined) Preferred agrees to sell, transfer, convey and deliver to Netplex, and Netplex agrees to purchase, acquire and accept from Preferred, all of the capital stock of PSS (the "PSS Stock").

2. Closing. The Closing shall take place on such date, time and place as the parties shall agree (the "Closing Date") after all of the conditions to the parties' obligations to close have been satisfied or waived; however, in no event shall the Closing occur later than January 30, 1998, provided however that Closing shall be effective as of January 3, 1998.

3. Consideration. In exchange for the PSS Stock, Netplex shall pay Preferred $600,000, payable $300,000 in cash on the Closing Date, payable by check to Preferred or by wire transfer to Signet Bank, ABA Number 051006778, Account Number 6520417376; and on or before January 15, 1999, $300,000 either in cash or 200,000 shares of Netplex common stock, or any combination thereof, at Preferred's option. The price of the Netplex common stock for this purpose is $1.50 per share.

4. Items To Be Delivered At Closing. The parties hereto shall deliver to each other the following fully executed agreements:

         a.   The Earn Out Agreement in the form set forth in Exhibit A hereto.

         b. Netplex Stock Option Agreements for up to a total of 40,000 shares will be distributed to the employees of PSS other than Hisel and William Fonseca pursuant to the attached Option Schedule set forth as Schedule 4.b hereto. The form of option agreement is attached hereto as Exhibit B. The exercise price of the options will be the closing price of the Netplex Stock on the date of execution of this Agreement.

         c. The Employment Agreement with William Fonseca in the form attached hereto as Exhibit C.

         d. The Management Services Agreement in the form attached hereto as Exhibit D.

         e. The letter escrow agreement and the pledge agreement and stock power from Preferred's counsel in the form attached hereto as Exhibit E.

         f. The Master Contribution, Assignment and Assumption Agreement in the form attached hereto as Exhibit F (the "Drop Down Agreement").

5. Termination of Personal Guarantee. As soon as practicable after the Closing Date, but in no event later than sixty days after the Closing Date, Netplex will cause Preferred's lender to amend, modify or terminate the Preferred Line of Credit with First Union Bank (formerly Signet Bank) for $1,000,000 (liability for which was assumed by PSS), so that Preferred's liability on and the personal guarantee of Hisel on the line of credit is extinguished. Netplex agrees that the PSS stock certificates shall be pledged to Preferred as security for Netplex's obligations under this Section 5 and the PSS stock certificates shall be held in escrow by Preferred's counsel until such time as Preferred's liability on and Hisel's personal guarantee thereon is extinguished.

6. Management Services To Be Provided by Preferred. Schedule 6 sets forth a complete list of the contracts assigned by Preferred to PSS under the Drop Down Agreement. Any contract or agreement which could not be transferred to PSS as part of the Acquisition Agreement because of a non-assignment clause (or similar restriction) is set forth on Schedule 3 to the Drop Down Agreement and shall be maintained and managed by Preferred for the benefit of PSS and Netplex, and any profits resulting from such a contract or agreement shall be immediately, after receipt of said profits, paid over to PSS or Netplex pursuant to the Management Services Agreement. Preferred will assist PSS and Netplex in novating such contracts or agreements so that the contracts or agreements can be assigned to PSS or Netplex.

7.       Non-competition by Preferred. Preferred agrees:

         a. For a period of five (5) years after the date of this Agreement, Preferred and any of its shareholders shall not, directly or indirectly, alone, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, engage in any business activity which is directly or indirectly in competition with the products or services owned, sold, manufactured, marketed, provided or developed by PSS and/or Netplex and its subsidiaries during the three (3) year period beginning as of the date of this Agreement.

         b. For a period of five (5) years after the date of this Agreement, Preferred and any of its shareholders shall not, directly or indirectly, alone, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, solicit the employment of, or hire, any employee of PSS, Netplex, or any Netplex subsidiary, or cause any such employee to terminate the employee's relationship with PSS, Netplex or any Netplex subsidiary, without the prior written approval of Netplex. Netplex and PSS agree that they shall not directly or indirectly solicit the employment of, or hire any employee of Preferred, or cause any such employee to terminate the employee's relationship with Preferred without the prior written approval of Preferred.

         c. For a period of five (5) years after the date of this Agreement , Preferred or any of its shareholders shall not, directly or indirectly, alone, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, solicit any of the accounts of PSS or Netplex unless such solicitation is undertaken on behalf of a business venture which does not compete, directly or indirectly, with the products or services owned, sold, manufactured, marketed, provided or developed by PSS and/or
              Netplex and its subsidiaries during the three (3) year period beginning on the date of this Agreement.

         d. The parties agree that this Agreement is being entered into by Netplex in connection with the acquisition of PSS, a wholly owned subsidiary of Preferred, and that any breach or threatened breach of the provisions of this Agreement will cause irreparable injury to PSS and Netplex and

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

              that money damages will not provide an adequate remedy. Accordingly, PSS and Netplex shall, in addition to other remedies provided by law, be entitled to such equitable and injunctive relief as may be necessary to enforce the provisions of this agreement against Preferred or any of its shareholders or any person or entity participating in such breach or threatened breach. Nothing contained herein shall be construed as prohibiting PSS and/or Netplex from pursuing any other and additional remedies available to it, at law or in equity, for such breach or threatened breach including any recovery of damages from Preferred and any of its shareholders and the immediate termination of this Agreement.

         e.   The provisions of this Section 7 shall not be enforceable  against
              Preferred  if  PSS  or  Netplex  has   materially   breached  this
              Agreement.

         f. Notwithstanding anything herein to the contrary, the provisions of Sections 7.a and 7.c shall not apply to any government contracting business conducted by Preferred, whether as a prime contractor to a governmental agency or unit or as a subcontractor to a commercial enterprise with respect to any governmental agency or unit.


8. Representations and Warranties of Preferred, PSS and Robert J. Hisel, Jr. As an inducement to Netplex to enter into this Agreement, and as a condition precedent to its purchase of the PSS Stock:

         a. Organization and Power. Hisel, Preferred and PSS hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that Preferred and PSS are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and they are qualified to do business and is in good standing in the jurisdictions specified on the "Schedule 8.a - Qualifications" annexed hereto, which, except as otherwise disclosed on Schedule 8.a, are the only jurisdictions in which the ownership of properties or the conduct of business requires it to be so qualified. Except as otherwise disclosed on Schedule 8.a, PSS has all requisite power and authority and all material licenses, permits and other authorizations necessary to own and operate its properties and to carry on its businesses as now conducted. The copies of the Articles of Incorporation, By-Laws, minute books, stock transfer ledgers and other records of corporate proceedings of PSS which have been previously furnished to Netplex reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete in all material respects, and there have been no changes, alteration or additions thereto that have not been furnished to Netplex prior to the Closing Date.

         b. Subsidiaries. Hisel, Preferred and PSS hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that other than PSS, Preferred owns no controlling interest in any corporation, partnership, joint venture or other entity.

         c. Assets and Liabilities Assigned by Preferred to PSS. Hisel and Preferred hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that the assets and liabilities transferred by Preferred to PSS on January 2, 1998 pursuant to the Drop Down Agreement are set forth in
              Schedule 8.c attached hereto.

         d. Authorization; No Breach. Hisel, Preferred and PSS hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that the execution, delivery and performance by Preferred and PSS of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite board of directors and shareholder action, and no other proceedings on the part of Preferred and PSS are necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby. This Agreement and the other agreements contemplated hereby each constitutes a valid and binding obligation of Preferred or PSS, enforceable against Preferred


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
              or PSS in accordance with its respective terms. To the best of their commercially reasonable knowledge, the execution, delivery and performance of this Agreement by Preferred or PSS and the consummation of the transactions contemplated hereby and thereby do not and shall not conflict with or result in any breach of any of the provisions of or constitute a default under, result in a violation of, or cause the acceleration of any obligation under any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Preferred or PSS is bound or affected, or any law, statute, rule, regulation, judgment, order or decree to which Preferred or PSS is subject, except as set forth in Schedule 8.d attached hereto.

         e. Financial Condition; Financial Statements; Accounts Receivable. Hisel, Preferred and PSS hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that all of the Preferred financial statements provided to Netplex are materially true and correct statements of the financial condition of Preferred with respect to the PSS Business; there are no material omissions or misstatements in the financial statements or financial materials provided to Netplex; and the financial statements, taken as a whole, fairly present the financial condition and results of operations of Preferred with respect to the PSS Business as of the dates thereof and for the periods then ended . To the best of their commercially reasonable knowledge, Preferred, PSS and Robert J. Hisel, Jr. warrant and represent that the accounts receivable of Preferred and PSS are valid, existing and collectible obligations owed to Preferred and PSS, that the accounts receivable are not subject to any defense, counterclaim, or set off, and that Preferred and PSS have good and marketable title to all of their accounts receivable. The current accounts receivable and financial statements are set forth in
              Schedule 8.e attached hereto.

         f. Absence of Undisclosed Liabilities. Hisel, Preferred and PSS hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that:

              1. As of the Closing, PSS shall have no material liabilities or obligations in excess of $15,000 with respect to any person or entity whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to Preferred and PSS, whether due or to become due, arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, regardless of when any such liability or obligation is asserted, including, without limitation, taxes with respect to or based upon transactions or events occurring on or before the Closing, except:

                   (A) liabilities and obligations under agreements, contracts, leases or commitments described on the "Schedule 6 - Contracts" attached hereto (but not liabilities for breaches thereof), or

                   (B) liabilities and obligations otherwise expressly disclosed in this Agreement or the "Schedule 8.f - Liabilities" attached hereto.

              2. Preferred and PSS are not signatory to, and are not in any manner a guarantor, endorser, assumptor or otherwise primarily or secondarily liable for or responsible for the payment of, any notes payable or other obligations other than those set forth in Schedule 8.f.

              3. Provided that an undisclosed liability is not due to the fraud or misrepresentation by Hisel, Preferred or PSS, in the event an undisclosed liability described above exceeds $15,000, but is less than $50,000, then Hisel, Preferred and PSS shall bear the costs of extinguishing such liability. To the extent such a liability exceeds $50,000, Hisel, Preferred and PSS on one hand, and Netplex on the other hand, shall share equally in the costs of extinguishing the portion of the liability which exceeds $50,000; provided however, that Preferred's, PSS's and Hisel's liability hereunder will be limited to any amounts paid under that certain Earn Out Agreement dated January 3, 1998 between Netplex and Preferred.
                                       4

         g. No Material Adverse Changes. Hisel, Preferred and PSS hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that since December 1, 1997, there has been no material adverse change in the financial condition, operating results, assets, operations, employee relations, customer relations or business prospects of Preferred with respect to the PSS Business.

         h. PSS Stock Ownership. Hisel, and Preferred hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that Preferred owns and represents 100% of the PSS Stock which is issued and outstanding, and the PSS Stock is free and clear of all liens and encumbrances. Other than as disclosed in Schedule 8.h attached hereto, PSS has outstanding no stock or securities convertible or exchangeable for any portion of its stock or containing any profit participation features, nor any outstanding rights or options to subscribe for or purchase an equity interest, or any stock or securities convertible into or exchangeable for an equity interest or any stock appreciation rights or phantom stock plans. PSS is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any membership interest or any warrants, options or other rights to acquire any membership interest. All of the outstanding PSS Stock is validly issued, fully paid and nonassessable.

         i. Absence of Certain Developments. Hisel and Preferred hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that, to their commercially reasonable knowledge, Preferred and PSS have not since November 30, 1997:

              1. borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business, and except for those liabilities disclosed on Schedule 8.f attached hereto;

              2. discharged or satisfied any material lien or encumbrance or paid any material liability, other than current liabilities paid in the ordinary course of business;

              3. mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any portion of its assets, except liens for current property taxes not yet due and payable, and except for those liabilities disclosed on Schedule 8.f attached hereto;

              4. sold, assigned or transferred any of its assets, except in the ordinary course of business, or canceled without fair consideration any material debts or claims owing to or held by it;

              5. sold, assigned, transferred, abandoned or permitted to lapse any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, or disclosed (other than as required to conduct its business) any material proprietary confidential information to any person including, but not limited to, any consultant or client databases;

              6. materially compromised, settled or waived any rights with respect to any accounts or notes;

              7. suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

              8. entered into any other material transaction other than in the ordinary course of business.

         j. Tax Matters. Hisel and PSS hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing Date that:

              1.   PSS  has  duly  filed  all  federal,   state  and  local  tax
                   information  and tax returns (the

                   "Returns") required to be filed by them (all such returns being accurate and complete in all material respects) and have duly paid or made provision for the payment of all taxes and other governmental charges which have been incurred or are shown to be due on said Returns or are claimed in writing to be due from PSS or imposed on PSS or its payroll, properties, assets, income, franchises, licenses, sales or use, by any federal, state, local or foreign taxing authorities (collectively, the "Taxes ") on or prior to the date hereof other than Taxes which are being contested in good faith and by appropriate proceedings and as to which PSS has set aside on its books adequate reserves, or which may be attributable to the transactions contemplated hereby. PSS has not made or entered into, and holds no asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former Section 168(f)(8) of the Code, as amended before the Tax Reform Act of 1986 and the regulations thereunder; PSS is not required to include in income any amount for an adjustment pursuant to Section 481 of the Code or the regulations thereunder; PSS is not a party to, or obligated under, any agreement or other arrangement providing for the payment of any amount that would be an "excess parachute payment" under Section 280G of the Code; PSS is not, and at all times during the last five years has not been, a United States real property holding corporation within the meaning of Section 897 of the Code; and no claim has ever been made by a taxing authority in a jurisdiction where PSS files tax returns that it is or may be subject to taxes assessed by such jurisdiction. Neither the Internal Revenue Service ("IRS") nor any state, local or other taxing authority has examined any federal, State, local or other tax return of PSS nor is any such authority in the process of so doing, except as disclosed on the "Schedule 8.j - Tax Matters";

              2. PSS has not been required to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state or local return or for any period; and

              3. PSS has in effect no power of attorney or authorization to anyone to represent it with respect to any Taxes. PSS has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code")), where PSS was not the common parent of the group. PSS is not and has not been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone. PSS has not filed a consent under Section 341(f) of the Code. PSS has provided to Netplex or its representatives complete and correct copies of its federal, state and local income tax returns filed for the years 1995 and 1996, and there exists no proposed assessment against PSS or notice, whether formal or informal, of any deficiency or claim for additional Tax (including, without limitation, interest, additions to tax or penalties);

              4. All monies required to be withheld from employees of PSS for income taxes, social security and unemployment insurance taxes or collected from customers or others as sales, use or other taxes have been withheld or collected and paid, when due, to the appropriate governmental authority, or if such payment is not yet due, an adequate reserve has been established.

         k. Contracts and Commitments. Hisel, Preferred and PSS hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that to their commercially reasonable knowledge, PSS is not a party to any of the following with respect to the business or property of PSS:

              1. agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the PSS Stock, unless the same is shown on either the
                   Schedule 6 or Schedule 8.f attached hereto;

              2. guarantee of any obligation for borrowed money or otherwise, other than endorsements made for collection in the ordinary course of business;

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
              3. agreement or commitment with respect to the lending or investing of funds to or in other persons or entities;

              4.   joint venture, revenues or fee sharing agreement;

              5. lease or agreement under which it is lessee of or holds or operates any personal property owned by any other party other than the those certain property leases identified in the
                   Schedule  6,  unless  the  same is  shown  on  Schedule  6 or
                   Schedule 8.f attached hereto;

              6. contract or group of related contracts with the same party for the purchase or sale of products or services under which the undelivered balance of such products and services has a selling price in excess of $1,000, unless the same is shown on Schedule 6 or Schedule 8.f attached hereto;

              7. other contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days' or less notice without penalties or involving more than $1,000, unless the same is shown on Schedule 6 or Schedule 8.f attached hereto;

              8. contract which prohibits it from freely engaging in business anywhere in the world, unless the same is shown on Schedule 6 or Schedule 8.f attached hereto;

              9. other agreement material to it whether or not entered into in the ordinary course of business, unless the same is shown on
                   Schedule 6 or Schedule 8.f attached hereto;

         l. To their commercially reasonable knowledge, except as specifically disclosed in Schedule 6, Hisel and Preferred hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that:

              1. Preferred or PSS has in all material respects performed all the obligations required to be performed by it to the date of this Agreement under any contract, and Preferred or PSS is not in receipt of any claim of default under any contract, commitment or other agreement to any third party;

              2. no event has occurred which with the passage of time or the giving of notice would result in a breach or default under any material commitment, or other agreement to which Preferred or PSS is a party; and

              3. Preferred or PSS is a party to no commitment or other agreement which is materially adverse to its operations, financial operating results or business prospects; and

              4. no customer or supplier has indicated in writing or orally to Preferred or PSS that it shall stop or decrease the rate of business done with Preferred or PSS or that it desires to renegotiate its contract or current arrangement with Preferred or PSS. The contracts set forth in Schedule 6 are valid, binding and enforceable by PSS and Preferred in accordance with their respective terms and are in full force and effect.

              5. To Preferred and PSS's commercially reasonable knowledge, Netplex has been supplied with a true and correct copy of all written contracts which are referred to on the Contract Schedule, together with all amendments, waivers or other changes thereto.

         m. Proprietary Rights. Hisel, Preferred and PSS hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that:

              1. Set forth on the "Schedule 8.m - Proprietary Rights" is a complete and accurate list and summary description of all patents, patent applications, trademarks, service marks, trade names, corporate names and copyrights owned by Preferred or PSS or used by Preferred or PSS in the conduct of the Business. Preferred or PSS owns and possesses all right, title and interest in and to the proprietary rights necessary to conduct the Business, provided no representation is made as to unregistered tradenames, trademarks, or product names. Preferred or PSS has not received any notices of infringement, misappropriation, invalidity or conflict from any third party with respect to such proprietary rights, neither Preferred nor PSS has infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties and, to the best of both Preferred and PSS's knowledge, Preferred or PSS's proprietary rights have not been infringed by any third parties, and Preferred and PSS have taken all steps reasonably necessary to preserve its legal rights in all of its Proprietary Rights.

              2. Except as set forth on Schedule 8.m, Preferred and PSS have not granted, and to the best of their knowledge, there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Rights, nor is Preferred or PSS bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Rights. Preferred and PSS are not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Rights or any other property or rights.

              3. Preferred and PSS are not aware that any employee or consultant of Preferred or PSS are obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or best efforts to carry out his or her duties for PSS or to promote the interests of PSS or that would conflict with PSS's Business. The carrying on of PSS's Business by the employees and contractors of PSS will not, to the best of Preferred and PSS's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors or Preferred or PSS are now obligated. At no time during the conception of or reduction of any of the Proprietary Rights to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect Preferred or PSS's rights in the Proprietary Rights.

         n. Litigation; Proceedings. Hisel, Preferred and PSS hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that except as set forth on the "Litigation Schedule," there are no actions, suits, proceedings, orders or investigations pending or threatened against or affecting the PSS Business at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the best of their commercially reasonable knowledge there is no basis known to Preferred or PSS for any of the foregoing. No officer, director, employee or agent of Preferred or PSS has been or is authorized to make or receive, and to the best of their commercially reasonable knowledge, Preferred or PSS knows of no such person making or receiving, any bribe, kickback or other illegal payment at any time. Within the three years preceding the date hereof, Preferred or PSS has received no opinion or legal advice in writing to the effect that the PSS Business is materially exposed from a legal standpoint to any liability or disadvantage which may be material to the PSS Business as previously or presently conducted.

         o. Brokerage. Hisel, Preferred and PSS hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that there are no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Preferred or PSS.

         p. Employees. Hisel, Preferred and PSS hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that to the best of Preferred or PSS's commercially reasonable knowledge, no key employee nor group of Preferred or PSS's employees has any present plans to terminate employment with Preferred or PSS. To the best of their commercially reasonable knowledge, Preferred or PSS has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. Preferred or PSS has no material labor relations problems, and there has been no union organization efforts by the employees of Preferred or PSS.

         q. Employee Benefit Plans. Hisel, Preferred and PSS hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that:

              1. The "Employee Benefits Schedule" is a true and correct schedule of any employee benefit plan, as amended, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which Preferred or PSS maintains or has ever maintained, to which Preferred or PSS contributes or has ever contributed, or under which any employee or former employee, officer or former officer, director or former director of Preferred or PSS is covered or has benefit rights, and each other arrangement, program or plan pursuant to which any benefit is or shall be provided to an employee, former employee or retired employee whether formal or informal, including, without limitation, those providing any form of medical, health and dental insurance, severance pay and benefits continuation, relocation assistance, vacation pay, tuition aid and matching gifts for charitable contributions to educational or cultural institutions (collectively, the "Benefit Plans" or, individually, a "Benefit Plan."). Except as set forth on the "Employee Benefits Schedule," Preferred or PSS neither maintains nor has entered into any Benefit Plan or other document,  plan or  agreement  which  contains  any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of Preferred or PSS or their respective beneficiaries, or any provisions which would cause an increase in liability of Subsidiary or to Netplex as a result of the transactions contemplated by this Agreement or any related action thereafter. Each of such plans that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA that is intended to be a qualified plan under
                   Section 401(a) of the Code has been amended to comply in all material respects with current law as required and each such plan either has obtained a favorable determination letter with respect to such amendment or the remedial amendment period for such amendment under Section 401(b) of the Code has not expired. Preferred and PSS have not participated in any conduct that could result in the imposition upon Preferred, PSS or Netplex of a material civil liability under section 502(i) of ERISA. None of the employee benefit plans provide for retiree medical or retiree life insurance benefits for former employees of Preferred or PSS.

              2. Except as set forth in the Schedule 8.q, all accrued contributions and other payments to be made by Preferred or PSS to any Benefit Plan through the date of the latest balance sheet have been made or reserves adequate for such purposes as of the date of the latest balance sheet have been set aside therefor and reflected on the latest balance sheet. Preferred or PSS is not in material default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan.

              3. There is no pending litigation or threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the Benefit Plans (or with respect to the administration of any of the Benefit Plans) now or heretofore maintained by Preferred or PSS which allege violations of applicable state or federal law.

              4. Each Benefit Plan is and has been in compliance in all material respects with, and each such Plan is and has been materially operated in accordance with, the applicable laws; rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the IRS under ERISA, the Code or any other applicable law.

              5. Neither Preferred or PSS nor any trade or business (whether or not incorporated) that is or has ever been under common control, or that is or has ever been treated as a single employer, the Preferred or PSS under Section 414(b), (c), (m) or (o) of the Code (each an "ERISA Affiliate") maintains retiree life or retiree health insurance plans that are "welfare benefit plans" within the meaning of Section 3 of ERISA and that provide for continuing benefits or coverage for any participant or any beneficiary of any participant except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or at the sole expense of the participant or any participant's beneficiary. Each of Preferred, PSS and any ERISA affiliate that maintains a "group health plan" within the meaning of
                   Section 5000(b)(1) of the Code has complied in all respects with the notice and continuation requirements of Sections 4980B of the Code, COBRA, Part 6 of Subtitle I of ERISA and the regulations thereunder.

              6. Preferred or PSS does not maintain nor has it ever maintained, does not contribute nor has it ever contributed to nor is it nor has it ever been obligated to contribute to, any Benefit Plan subject to Title IV of ERISA. No condition exists that presents a material risk to Preferred or PSS of incurring a liability under Title IV of ERISA with respect to Benefit Plans, other than liability for premiums due to the PBGC. The PBGC has not instituted proceedings to terminate any of the ERISA Plans and no condition known to Preferred or PSS or Preferred or PSS exists that presents a material risk that such proceedings shall be instituted. All reporting and disclosure requirements of ERISA and the Code have been satisfied in all material respects with respect to each of the Benefit Plans. Preferred or PSS is not required to contribute to an employee benefit plan that is a "multi-employer plan" within the meaning of Section 3(3) of ERISA nor has been so required during the five year period ending on the Closing Date.

              7.   Preferred   or  PSS  does  not   maintain  nor  has  it  ever
                   maintained, does not contribute to nor has it ever contributed to nor is it nor has it ever been obligated to contribute to, any Benefit Plan subject to the requirements of Section 412 of the Code. No prohibited transaction has occurred with respect to any Benefit Plan that would result, directly or indirectly, in the imposition of any excise tax under Section 495 of the Code; nor has any reportable event under Section 4043 of ERISA occurred with respect to any Benefit Plan.

         r. Compliance with Laws; Permits; Certain Operations. Hisel, Preferred and PSS hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that Preferred or PSS and its officers, directors, agents and employees have to the best of Preferred or PSS's commercially reasonable knowledge complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof to which Preferred or PSS may be subject, and no claims have been filed against Preferred or PSS alleging a violation of any such law or regulation, except as set forth on the Schedule 8.r. In particular, but without limiting the generality of the foregoing, Preferred or PSS has not materially violated, or received a notice or charge asserting any violation of, the Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act of 1970, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act of 1976 or any other state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting the employment of aliens, employee health and safety or the environment.

         s. Disclosure. Hisel, Preferred and PSS hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that the schedules, attachments or exhibits to this

              Agreement do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. To the best of their commercially reasonable knowledge, there is no material fact which has not been disclosed in writing to Netplex of which any officer, director or key employee of Preferred or PSS is aware and which materially adversely affects or could reasonably be anticipated to materially adversely affect the PSS's Business.

         t. Notification. Hisel, Preferred and PSS hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that from the date hereof to the Closing, Hisel, Preferred or PSS shall promptly inform Netplex in writing of any material variances from the representations and warranties contained in this Section 8.

         u. Closing Date. Hisel, Preferred and PSS hereby jointly and severally represent and warrant to Netplex as of the date hereof and as of the Closing date that all of the representations and warranties in this Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any certificate delivered to Netplex are true and correct in all material respects on the date of this Agreement and shall be materially true and correct in all respects on the Closing Date.

9. Representations and Warranties of Netplex. Netplex hereby represents and warrants to Preferred and Hisel as of the date hereof and as of the Closing Date that:

         a. Corporate Organization and Power. Netplex is a corporation duly organized and validly existing under the laws of the State of New York with full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby and perform its obligations hereunder and thereunder. Netplex is qualified to do business and is in good standing in the jurisdictions in which the ownership of properties or the conduct of business requires it to be so qualified. Netplex has all requisite power and authority and all material licenses, permits and other authorizations necessary to own and operate its properties and to carry on its businesses as now conducted.

         b. Authorization. The execution, delivery and performance by Netplex of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on the part of Netplex is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby. This Agreement and the other agreements contemplated hereby each constitute a valid and binding obligation of Netplex, enforceable against Netplex in accordance with their respective terms.

         c.   No  Violation.   To  the  best  of  its  commercially   reasonable
              knowledge, Netplex is not subject to or obligated under its certificate of incorporation or by laws, any applicable law, rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree which would be breached or violated by its execution, delivery or performance of this Agreement or the other agreements contemplated hereby. Netplex shall comply with all applicable laws, and with all applicable rules and regulations of all governmental authorities in connection with its execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the transactions contemplated hereby and thereby.

         d. Governmental Authorities and Consents. After the Closing, Netplex will submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Netplex in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

         e. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Netplex.

         f. Notification. From the date hereof to the Closing, Netplex shall promptly inform PSS in writing of any material variances from the representations and warranties contained in this Section 9.

         g. Closing Date. All of the representations and warranties contained in this Section 9 and elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any certificate delivered to PSS are true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects on the Closing Date.

         h. Litigation; Proceedings. Except as set forth in Netplex's public filings and as have been disclosed to Preferred, there are no actions, suits, proceedings, orders or investigations pending or threatened against or affecting Netplex at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would restrict Netplex's performance of this Agreement and to the best of Netplex's commercially reasonable knowledge, there is no basis known to Netplex for any of the foregoing. No officer, director, employee or agent of Netplex has been or is authorized to make or receive, and to the best of Netplex's commercially reasonable knowledge, Netplex knows of no such person making or receiving, any bribe, kickback or other illegal payment at any time. Within the three years preceding the date hereof, Netplex has received no opinion or legal advice in writing to the effect that Netplex is materially exposed from a legal standpoint to any liability or disadvantage which may be material to its business as previously or presently conducted.

         i. Compliance with Laws; Permits; Certain Operations. Netplex and its officers, directors, agents and employees have to the best of Netplex's commercially reasonable knowledge complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof to which Netplex may be subject, and no claims have been filed against Netplex alleging a violation of any such law or regulation, except as set forth on the "Schedule 9.i - Compliance." In particular, but without limiting the generality of the foregoing, to the best of its commercially reasonable knowledge, Netplex has not materially violated, or received a notice or charge asserting any violation of, the Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act of 1970, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act of 1976 or any other state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting the
              employment   of  aliens,   employee   health  and  safety  or  the
              environment.

         j. SEC Reports. Since January 1, 1996, Netplex has filed all forms, financial statements, documents and reports with the U.S. Securities and Exchange Commission (the "SEC") required to filed by it pursuant to Federal securities laws and the SEC rules and regulations thereunder (the "SEC Reports"). The SEC Reports were prepared in all material respects in accordance with the requirements of applicable law, including the Securities Act and the Exchange Act and the rules and regulations thereunder and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Netplex further represents that the capital structure and outstanding shares of Netplex as set forth in the SEC Reports are accurate as of the dates of the SEC Reports. Netplex further represents that it has disclosed to Preferred the changes, if any, which have occurred in the capital structure and outstanding shares of Netplex since the date of its most recent SEC Report.

10.      Conditions to Closing.

         a. Netplex's obligation to complete the Closing shall be subject to, among other things, the following conditions having been fulfilled to the satisfaction of Netplex prior to the Closing Date:

              1. there shall have been no material adverse change in the PSS Business from the Contract Date to the Closing Date;

              2. receipt of a certificate signed by Hisel, individually and as an officer of Preferred, to the effect that the representations and warranties contained in this Agreement are true, complete and correct as though they had been repeated at and as of the Closing and that nothing shall have come to his attention that would make any representation or warranty materially incorrect or incomplete.

         b. Preferred and PSS's obligation to complete the Closing shall be subject to, among other things, the following conditions having been fulfilled to the satisfaction of Preferred and PSS prior to the Closing Date:

              1. there shall have been no material adverse change in the business or affairs of Netplex from the Contract Date to the Closing Date;

              2. receipt of a certificate signed by Netplex to the effect that the representations and warranties contained in this Agreement are true, complete and correct as though they had been repeated at and as of the Closing and that nothing shall have come to their attention that would make any representation or warranty materially incorrect or incomplete.

         c. The parties' obligation to complete the Closing shall be subject to, among other things, the following conditions having been fulfilled to the satisfaction of the parties prior to the Closing:

              1. approval of this Agreement, and all agreements and actions contemplated thereby, including without limitation the employment agreements and the Acquisition Transaction by the boards of directors of Preferred, PSS and Netplex; and

              2. all necessary regulatory consents and approvals to the Closing, if any, shall have been obtained.

11. Indemnification of Netplex. From and after the Closing, Preferred, PSS and/or Hisel, with respect to the particular representation or warranty made by it or him, agree to indemnify in full Netplex and their officers, directors, employees, agents and stockholders (collectively, "Netplex Indemnified Parties") and hold them harmless against any loss, deficiency, damage, expense or cost, including reasonable legal expenses, (collectively, "Losses") which any of the Netplex Indemnified Parties may suffer, sustain or become subject to, as a result of:

         a. any material misrepresentation in any of the representations or breach of any of the warranties of Preferred, PSS and Hisel contained in Section 8 of this Agreement or in any of the schedules or certificates delivered by Preferred, PSS, and Hisel pursuant to this Agreement;

         b. any material breach of, or failure to perform, any agreement or covenant of Preferred, PSS or Hisel contained in this Agreement;

         c. any liabilities, absolute or contingent, known or unknown to employees


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

              or former employees under any employee benefit plan of Preferred or PSS, other than for vacation, sick and personal leave accrued to the current employees of Preferred or PSS, if the same are unfunded; and

         d.   any  liabilities,   absolute  or  contingent,  known  or  unknown,
              relating to any litigation now pending or threatened against Preferred or PSS.

         The total amount that the Netplex Indemnified Parties may be entitled to receive under this Section 11 shall not exceed the amounts paid as consideration hereunder or paid under the Earn Out Agreement between Preferred and Netplex. Any claim for indemnity by the Netplex Indemnified Parties shall be barred unless bona fide notice thereof is given to the parties to be charged within fifteen months after the Closing Date. In addition, Netplex agrees that it will first proceed against any consideration paid or payable under the Earn Out Agreement, and to the extent such consideration is insufficient, it will proceed against the cash consideration paid hereunder. Netplex also agrees that its ability to proceed against such cash consideration shall be limited by the following schedule: (i) if Netplex notifies Preferred of a claim within six months of the Closing Date, then Netplex will be able to proceed against all of such cash consideration; (ii) if Netplex notifies Preferred of a claim within six to nine months of the Closing Date, then Netplex will be able to proceed only against 75% of such cash consideration; (iii) if Netplex notifies Preferred of a claim within nine to twelve months of the Closing Date, then Netplex will be able to proceed only against 50% of such cash consideration; and (iv) if Netplex notifies Preferred of a claim within twelve to fifteen months after the Closing Date, then Netplex will be able to proceed only against 25% of such cash consideration.

12. Indemnification of Preferred and Hisel. From and after the Closing, Netplex agrees to indemnify in full Hisel and Preferred and their officers, directors, employees, agents and members (collectively, "Preferred Indemnified Parties") and hold them harmless against any loss, deficiency, damage, expense or cost (including reasonable legal expenses) (collectively, "Losses") which any of the Preferred Indemnified Parties may suffer, sustain or become subject to, as a result of:

         a. any material misrepresentation in any of the representations or breach of any of the warranties of Netplex contained in Article 10 of this Agreement or in the certificate delivered by Netplex pursuant to this Agreement;

         b. any material breach of, or failure to perform, any agreement or covenant of Netplex contained in this Agreement; and

         c. any liability of PSS of any nature arising out of any occurrence after the Closing.

The total amount that the Preferred Indemnified Parties may be entitled to receive under this Section 12 shall not exceed $750,000. Any claim for indemnity by the Preferred Indemnified Parties shall be barred unless bona fide notice thereof is given to the parties to be charged within fifteen months after the Closing Date.

13. Exhibits and Schedules. The Exhibits and Schedules to this Agreement are a material part of this Agreement.

14. Delivery of Schedules. The parties hereto acknowledge that as of the date of execution of this Agreement, Preferred, PSS or Hisel have not delivered to Netplex all of the schedules called for in this Agreement (the "Schedules"). Within five (5) days after the execution of this Agreement (the "Delivery Period"), Preferred, PSS or Hisel shall deliver the Schedules to Netplex, and Netplex shall have five (5) days thereafter (the "Review Period") to review the Schedules. If: (a) during the Review Period, Netplex shall notify Preferred, PSS and Hisel that the Schedules are not acceptable (in Netplex's sole discretion), or (b) Preferred, PSS and Hisel shall fail to meet the Delivery Period, then this Agreement shall immediately terminate without liability to any party thereto.

15. Expenses. Each of Preferred, PSS, Robert J. Hisel, Jr., and Netplex shall be liable and responsible for the respective expenses incurred by each in connection with the transactions contemplated by this

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
         Agreement,   including   the  cost  of   evaluations,   investigations,
         appraisals,   bank  fees,  closing  costs  and  professional  fees  and
         expenses, including fees of counsel and accountants.

16. Governing Law. This agreement and the respective rights, duties and obligations of the parties hereunder shall be governed and construed in accordance with the laws of the Commonwealth of Virginia without giving effect to principles of conflicts of law thereunder.

17. Counterparts; Facsimile Signatures. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any facsimile signatures received by a party to this Agreement shall be accepted as the original signatures of the party executing the document received by facsimile.

18.      Further  Documentation.   The  parties  agree  to  execute  such  other
         documents as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

19.      Disclosures.   Any  information  disclosed  on  any  schedule  to  this
         Agreement shall be deemed a disclosure in all other schedules.

20. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given upon receipt if delivered by hand, sent by telecopier or courier, or three (3) days after such communication is mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, to the other party, in each case addressed as follows:

         a. if to PSS or Netplex, to President, The Netplex Group, Inc., 8260 Greensboro Drive, Fifth Floor, McLean, Virginia 22102, facsimile number (703) 356-5105;

         b. if to Preferred, to President, Preferred Systems Solutions, Inc., 11180 Sunrise Valley Drive, Reston, Virginia 20191, with a copy to Max E. Miller, Esq., Reed Smith Shaw & McClay LLP, 1301 K Street, NW, Washington, DC 20005, facsimile number (202) 214-4299; and

         c. if to Robert J. Hisel, Jr.; at 11309 Winterpointe Circle, Reston, Virginia 20194, with a copy to Max E. Miller, Esq., Reed Smith Shaw & McClay LLP, 1301 K Street, NW, Washington, DC 20005, facsimile number (202) 214-4299.

         d. Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

21. No Waiver. The failure by either party to this Agreement at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way waive or otherwise affect the right to require such performance or compliance at any time thereafter.


                             SIGNATURE PAGE FOLLOWS

                  WHEREFORE, the parties hereto have executed this Agreement on January 20, 1998.


The Netplex Group, Inc.                      Preferred Systems Solutions, Inc.


/S/ Gene F. Dano                             /s/ Robert J. Hisel, Jr.
-------------------------                    ----------------------------------
Gene F. Zaino                                Robert J. Hisel, Jr.
President                                    President


The PSS Group, Inc.


/s/ Robert J. Hisel, Jr.                     /s/ Robert J. Hisel, Jr.
--------------------------                   --------------------------
Robert J. Hisel, Jr.                         Robert J. Hisel, Jr., Individually
Managing Director


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